UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary proxy statement.
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☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting material pursuant to §240.14a-12.

ANI Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Stockholders
To be held on May 25, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 annual meeting (the “Annual Meeting”) of stockholders (“Stockholders”) of ANI Pharmaceuticals, Inc. (the “Company”) to be held at 10:00 a.m., Eastern Time, on Wednesday, May 25, 2016, at the Company’s offices at 1007 N. Orange Street, Suite 235, Wilmington DE 19801. The purpose of the Annual Meeting is for Stockholders to consider and take action on the following matters:

1.	To elect Robert E. Brown, Jr., Arthur S. Przybyl, Fred Holubow, Tracy L. Marshbanks, Ph.D., Thomas A. Penn, Daniel Raynor and Peter A. Lankau to the Company’s Board of Directors to hold office until the next annual meeting;
2.	To approve the ANI Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan;
3.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and
4.	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Only holders of the Company’s common stock and class C special stock of record as of March 28, 2016 are entitled to notice of and to vote at the Annual Meeting.

The Company is pleased to save costs and help protect the environment by again using the “Notice and Access” method of delivery for its proxy materials. Instead of receiving paper copies of our proxy materials, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Annual Report”), in the mail, Stockholders will receive a Notice Regarding the Availability of Proxy Materials, which provides an Internet website address where Stockholders can access electronic copies of the proxy materials and vote. This website also has instructions for voting by phone and for requesting paper copies of the proxy materials and proxy card.

Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, please promptly vote your shares. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers About the Annual Meeting and Voting Rights on page 1 of the proxy statement.

By Order of the Board of Directors,

Charlotte C. Arnold
Vice President, Finance and Chief Financial Officer

April 14, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 25, 2016: the Company’s proxy statement and Annual Report are available electronically at www.proxyvote.com.

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ANI PHARMACEUTICALS, INC.
210 Main Street West
Baudette, Minnesota 56623

PROXY STATEMENT

Annual Meeting of Stockholders to be held
May 25, 2016

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General Background

The Board of Directors (the “Board”) of ANI Pharmaceuticals, Inc. (the “Company” or “ANI”) is providing these proxy materials to the holders of record of the Company’s common stock and class C special stock (together the Company’s “Stockholders”) in connection with the solicitation of proxies by the Company on behalf of the Board for the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at 10:00 a.m. Eastern Time on Wednesday, May 25, 2016 and at any adjournment thereof, at the Company’s finance office at 1007 N. Orange Street, Suite 235, Wilmington, Delaware, 19801.

Instead of mailing a printed copy of the Company’s proxy materials, including the Company’s Annual Report, to each Stockholder of record, the Company is providing access to these materials via the Internet. Accordingly, on or about April 14, 2016, the Company will mail a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all Stockholders of record as of March 28, 2016 and will post its proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all Stockholders may access the proxy materials on the website or may request a printed set of the proxy materials, and also specify how they wish their proxy materials to be delivered in the future, either by mail or e-mail.

Unless otherwise required by the context, references in this proxy statement to the “Company” or “ANI” refer to ANI Pharmaceuticals, Inc., a Delaware corporation formed in April 2001, formerly known as BioSante Pharmaceuticals, Inc. The Company’s principal executive offices are located at 210 Main Street West, Baudette, Minnesota 56623, its telephone number is (218) 634-3500, and its website address is www.anipharmaceuticals.com.

Questions and Answers About the Annual Meeting and Voting Rights

Q:	Why am I receiving these materials?
A:	The Board has made these materials available to you over the Internet or delivered paper copies of these materials to you by mail in connection with the Company’s annual meeting of Stockholders, which will take place at 10:00 a.m. Eastern Time on Wednesday, May 25, 2016. As a Stockholder, you are invited to attend the Annual Meeting and to vote on the items of business described in this proxy statement. This proxy statement includes information that the Company is required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
A:	The Company is using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, the Company is mailing to all Stockholders of record as of March 28, 2016 the Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All Stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

Q:	Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?
A:	The Company is providing those Stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice about the Internet availability of the proxy materials.

In addition, the Company is providing the Notice of the Internet availability of the proxy materials by e-mail to those Stockholders who have previously elected delivery of the proxy materials electronically. Those Stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Q:	Who is entitled to attend and vote at the Annual Meeting?
A:	Only holders of record of the Company’s common stock and class C special stock at the close of business on March 28, 2016 are entitled to notice of and to vote at the Annual Meeting. As of March 28, 2016, 11,455,364 shares of the Company’s common stock were issued and outstanding and entitled to vote and 10,864 shares of the Company’s class C special stock were issued and outstanding and entitled to vote. There is no cumulative voting with respect to the election of directors. Holders of the Company’s common stock and class C special stock are entitled to one vote per share on each matter presented at the Annual Meeting. If you plan to vote in person, please send an e-mail to IR@anipharmaceuticals.com stating your name and your intention to attend ANI’s annual meeting, so that entrance to the building can be provided.
Q:	What is the difference between holding shares as a Stockholder of record and as a beneficial owner?
A:	If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust, you are considered, with respect to those shares, the “Stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee holder of record, you are considered the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee holder of record on how to vote your shares held in your account.
Q:	If I am a holder of record of the Company’s common stock or class C special stock, how do I vote?
A:	You may vote by proxy over the Internet by visiting the website established for that purpose at www.proxyvote.com or via a toll-free telephone number. Once you access that website, in order to vote your shares, you will be required to provide the login control number contained on your proxy card. After providing this information, you will be prompted to complete an electronic proxy card. Your votes will be indicated on your computer screen and you will be prompted to submit or revise your electronic proxy card as desired. If you received a paper copy of a proxy or voting instruction card by mail, you may also submit your proxy or voting instruction card by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Alternatively, if you are a Stockholder of record, you may vote in person at the Annual Meeting. You will receive a ballot when you arrive. If you plan to vote in person, please send an e-mail to IR@anipharmaceuticals.com stating your name and your intention to attend ANI’s annual meeting, so that entrance to the building can be provided.
Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:	You should receive from your broker, bank or other nominee a voting instruction form that outlines the methods by which you can vote your shares. A number of brokers and banks have arranged for beneficial owners to vote their shares via the Internet or telephone and will provide voting instructions on the voting instruction form. If your broker or bank uses Broadridge Financial Solutions, you may vote your shares via the Internet at www.proxyvote.com or by phone by calling the telephone number shown on the voting instruction form received from your broker or bank.

Q:	What can I do if I change my mind after I vote my shares?
A:	The Delaware General Corporation Law generally provides that, unless otherwise provided, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A Stockholder of the Company who has voted shares by returning a proxy card or by delivering a proxy via the Internet or by phone may revoke it at any time before it is exercised at the Annual Meeting by:
•	Delivering to any of the persons named as proxies on the proxy card, or addressed to and received by the Company’s Investor Relations Department, an instrument revoking the proxy;
•	Appearing at the Annual Meeting and voting in person and executing a later-dated proxy, which is exercised at the Annual Meeting; or
•	Casting a later vote via the Internet or telephone.

Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	What are the voting requirements to approve each of the proposals that will be voted on at the Annual Meeting?

A. Proposal	Vote Required
Election of directors (Proposal 1).	The election of each of the directors will be determined by a plurality of the shares of the Company’s common stock and class C special stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote on the proposal, assuming a quorum is present.
Approval of the ANI Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan (Proposal 2).	A majority of the shares of the Company’s common stock and class C special stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote on the proposal, assuming a quorum is present, is required to vote “For” Proposal 2 in order to approve the ANI Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan.
Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 (Proposal 3).	A majority of the shares of the Company’s common stock and class C special stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote on the proposal, assuming a quorum is present, is required to vote “For” Proposal 3 in order to ratify the appointment of EisnerAmper. Ratification of EisnerAmper’s appointment is not required by the Company’s bylaws or otherwise. If Stockholders fail to ratify the appointment, the Company’s Audit and Finance Committee will reconsider whether or not to retain that firm.
Q:	What constitutes a quorum at the Annual Meeting?
A:	The presence at the Annual Meeting, either in person or by proxy, of the holders of one-third of the outstanding shares of the Company’s common stock and class C special stock entitled to vote will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Q:	What is a broker non-vote?
A:	A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that nominee does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

If you do not give voting instructions to your broker, bank or other nominee within ten days of the Annual Meeting, your broker, bank or other nominee may vote on matters that the New York Stock Exchange determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under NYSE rules (which banks and brokers may be subject to even though the Company’s common stock is listed on The NASDAQ Global Market), the ratification of the appointment of the Company’s independent auditors is the only routine matter to be addressed at the Annual Meeting. When a broker, bank or other nominee has not received instructions from the beneficial owners or persons entitled to vote and the nominee cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “FOR,” “WITHHELD” or “AGAINST” any proposal, as applicable, but will be counted in determining whether there is a quorum for the Annual Meeting. Accordingly, if Stockholders do not direct their brokers or other nominees how to vote in Proposal 1 and 2, their brokers or other nominees may not exercise discretion and may not vote their shares on Proposal 1 and 2.

Q:	What is the effect of a “WITHHOLD ALL” vote in the election of directors, Proposal 1?
A:	Common stock or class C special stock that is represented by valid proxy cards or properly voted via the Internet and that are marked “WITHHOLD ALL” with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect on the outcome. If no vote is specified on the proxy with respect to Proposal 1, and in the absence of directions to the contrary, the shares will be voted “FOR” the election of the nominees for director named in this proxy statement.
Q:	What is the effect of an “ABSTAIN” vote in Proposals 2 and 3?
A:	Proxies marked “ABSTAIN” will be counted in determining the total number of shares “entitled to vote” and “votes cast” on each of the proposals being submitted to a vote of Stockholders and will have the effect of a vote “AGAINST” a proposal.
Q:	Could other matters be decided at the Annual Meeting?
A:	As of the date of this proxy statement, the Company does not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. If other matters are properly presented at the Annual Meeting for consideration, the proxies designated by the Company will have the discretion to vote on those matters for you.
Q:	Who will count the vote?
A:	An officer of the Company or a designee will tabulate the votes of the Company’s common stock and class C special stock and act as inspector of the election.
Q:	Who is paying for this proxy solicitation?
A:	The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice Regarding Internet Availability of Proxy Materials and the Notice of Annual Meeting of Stockholders, proxy statement and proxy card, will be borne by the Company.
Q:	Whom should I call with questions?
A:	If you have additional questions, you should contact:

ANI Pharmaceuticals, Inc.
210 Main Street West
Baudette, Minnesota 56623
Attn: Investor Relations
Tel: (218) 634-3592

PROPOSAL 1

ELECTION OF DIRECTORS

Board Composition; Nominees

The Company’s bylaws provide that the Board will consist of at least one director, or such other number as may be determined by the Board or the Company’s Stockholders. The Board has fixed the number of directors at seven.

The Board has nominated the following seven individuals to serve as the Company’s directors until the next annual meeting of Stockholders or until their successors are qualified and elected. The Company did not receive any director nominations from Stockholders in accordance with procedures set forth in its bylaws. Director nominations presented by Stockholders at the Annual Meeting will not be considered.

All of the nominees named below are current directors of the Board. All the nominees have agreed to stand for election at the Annual Meeting.

If, prior to the Annual Meeting, the Company’s Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for any substitute nominee that may be named by the Board. Alternatively, the proxies, at the discretion of the Board, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Robert E. Brown, Jr., 65, has served as a director of the Company and Chairman of the Board since June 2013 and had served as a director of the Company’s operating subsidiary, ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. (“ANIP”) since July 2010. Mr. Brown has been active in the venture capital and private equity business for over 30 years and has been the sole stockholder, director and President of MVP Management Company (“MVP Management”) since 2000. MVP Management conducts business as MVP Capital Partners (“MVP Capital”), and is the investment management company for Meridian Venture Partners II, L.P. (“MVP II”), a mid-sized venture capital and private equity firm focused on expansion capital and microcap buyout investments. Mr. Brown is the Managing Partner of MVP II and the President and sole stockholder and sole director of Meridian Venture Partners II Co., the corporate general partner of the general partner of MVP II. Mr. Brown co-founded MVP II in 2000 and its predecessor fund, Meridian Venture Partners, in 1987. Prior to 1987, Mr. Brown was a principal in a merchant banking firm active in both private equity and investment banking. Mr. Brown began his professional career as a certified public accountant with Arthur Andersen & Co. Subsequently, he worked for a subsidiary of The Penn Central Corporation as a financial analyst, and after graduating from law school, practiced corporate tax law at the firm of Morgan, Lewis & Bockius in Philadelphia. In his role at MVP Capital, Mr. Brown has served on the boards of numerous privately-held companies, including several companies in the healthcare industry such as Implex Corporation, Dorland Data Networks, Omega Health Systems, Air Medical Group Holdings, Comprehensive Addiction Programs, Inc., and MCMC Holdings LLC. Mr. Brown holds an A.B. degree from Princeton University, an M.B.A. from the Wharton School of the University of Pennsylvania, and a J.D. from the University of Pennsylvania Law School.

Mr. Brown was chosen to serve on the Company’s Board because of his significant experience as a director of a number of companies in the healthcare sector.

Arthur S. Przybyl, 59, has served as a director, President, and Chief Executive Officer of the Company since June 2013 and had joined ANIP in March 2009 as President and Chief Executive Officer. Mr. Przybyl is an experienced healthcare executive in a career that spans over 25 years and includes the management of both specialty pharmaceutical and medical device companies. From August 2002 through January 2009, Mr. Przybyl served as President and Chief Executive Officer of Akorn, Inc., a NASDAQ-listed specialty pharmaceutical company that manufactures and markets ophthalmic, liquid and lyophilized injectable, and vaccine drug products. Prior to Akorn, Mr. Przybyl was President of privately-held company Hearing Innovations, Inc. and President and Chief Operating Officer of NASDAQ-listed company Bioject, Inc., both of which are medical device companies. During his career, Mr. Przybyl has held several sales and marketing management positions, including Senior Vice President, Sales and Marketing for International Medication Systems, Inc. and Director, Corporate Marketing and National Accounts for LyphoMed, Inc., both specialty pharmaceutical companies.

Mr. Przybyl was chosen to serve on the Company’s Board because of his extensive experience as an executive in the healthcare industry, including as President and Chief Executive Officer of ANIP. As a member of the executive team of the Company, Mr. Przybyl serves a vital function in the link between management and the Company’s Board, enabling the Board to perform its oversight function with the benefits of management’s perspective on the business.

Fred Holubow, 77, has served as a director of the Company since 1999. Mr. Holubow is, and has been since 1984, a General Partner of Starbow Partners, an investor in early stage healthcare ventures. In addition, Mr. Holubow serves as a Principal of Petard Risk Analysis, a position he has held since January 2012. From 2001 to December 2011, Mr. Holubow served as a Managing Director of William Harris Investors, Inc., a registered investment advisory firm. From 1982 to 2001, Mr. Holubow served as Vice President of Pegasus Associates, a registered investment advisory firm he co-founded. He specializes in analyzing and investing in pharmaceutical and biotechnology companies. Mr. Holubow previously served on the board of directors of the following public companies: Micrus Endovascular Corporation, ThermoRetec Corporation, Savient Pharmaceuticals, Inc. (formerly Bio-Technology General Corp.), Gynex Pharmaceuticals, Inc. and Unimed Pharmaceuticals, Inc.

Mr. Holubow is a member of the Audit and Finance Committee.

Mr. Holubow was chosen to serve on the Company’s Board because of his significant experience analyzing and investing in pharmaceutical and biotechnology companies, both in his current positions as a Principal of Petard Risk Analysis and a General Partner of Starbow Partners and in his prior positions. In addition, through his experience in serving on the boards of directors and, more specifically, the audit committees of several other public companies, Mr. Holubow has developed a substantial financial and accounting expertise with pharmaceutical and biotechnology companies.

Tracy L. Marshbanks, Ph.D., 52, has served as a director of the Company since June 2013 and had served as a director of ANIP since 2006. Dr. Marshbanks is a Managing Director of First Analysis Corp. (“First Analysis”), a financial services firm, where he has been employed since 1999. In his role at First Analysis, Dr. Marshbanks focuses on growth equity investments in private companies in the healthcare and the cleantech/environmental sectors and serves as an analyst having followed public companies within the chemical, life science tools, and medical technology industries. Prior to First Analysis, he was employed by Amoco Corp. in a number of positions ranging from Research and Development to Marketing. He has served on the board of directors of privately-held companies in the healthcare industry, including manufacturers of medical devices and diagnostic tests. Dr. Marshbanks earned a B.S. and Ph.D. in Chemical Engineering from Colorado State University and Purdue University, respectively, in addition to an M.B.A., with a finance concentration, from the University of Chicago. Dr. Marshbanks holds Series 7 and 63 Securities Licenses as well as a Research Analyst Qualification (Series 86 and 87). Dr. Marshbanks has served on the board of directors (and committees thereof) of several private companies since 2005, including EraGen Biosciences Inc., SeQual Technologies, Inc., Cylex Inc., CSA Medical, Inc., Sonoma Orthopedic Products and Checkpoint Surgical, Inc.

Dr. Marshbanks is the Chair of the Audit and Finance Committee and the Compensation Committee and is a member of the Nominating and Corporate Governance Committee.

Dr. Marshbanks was chosen to serve on the Company’s Board because of his investor and financial analyst experience and perspective. In addition, he has exposure to the broader healthcare market and technical expertise related to manufacturing and process industries.

Thomas A. Penn, 70, has served as a director of the Company since June 2013 and had served as a director of ANIP since 2009. Mr. Penn is employed by MVP Management, of which he serves as Vice President. MVP Management conducts business as MVP Capital Partners. MVP Management is the investment management company for MVP II, of which Mr. Penn is a Partner. Mr. Penn has also served as a managing director at and owner of Penn Venture I LLC since 2007. Penn Venture I LLC owns fifty percent of Penn

Venture Associates, LLC. Penn Venture Associates, LLC is the general partner of Penn Venture Partners, L.P., an investment fund focused on investments in central Pennsylvania. Previously, Mr. Penn served as chief executive officer of Tektagen, Inc. and a partner at Boston Millennia Partners. He also serves or has served as a director of several privately-held service, manufacturing, technology, life sciences and healthcare companies. These companies include Benten BioServices, Inc., Deltagen, Inc., NanoHorizons Inc., GCA Services, Inc., and Andrews International, Inc. Mr. Penn is a graduate of the Massachusetts Institute of Technology, the Stanford University Graduate School of Business, and the University of Pennsylvania Law School.

Mr. Penn was chosen to serve on the Company’s Board because of his significant experience as a director and executive officer in the life sciences industry.

Daniel Raynor, 56, has served as a director of the Company since July 2013. Mr. Raynor is a Managing Partner of The Argentum Group, a private equity firm he co-founded in 1988 (“Argentum”). Mr. Raynor also serves as a director of several privately-owned companies in which Argentum’s managed funds have an equity interest. During his career in private equity, Mr. Raynor has led over 35 investments and served on a similar number of boards of directors, including on that of seven publicly held companies and several healthcare companies, including two leading contract research organizations (CROs) engaged in providing drug development services to the pharmaceutical industry. He received a B.S. degree in economics from The Wharton School, University of Pennsylvania. Mr. Raynor’s current board service includes BuyerQuest, Inc., Chrome River Technologies, Inc., ITS Compliance, Inc., MarginPoint, Inc., and QPS Holdings, LLC. Mr. Raynor’s past board service includes ReSearch Pharmaceutical Services (now part of PRA Health Services — NASDAQ “PRAH”), Specialty Healthcare Management (acquired by Horizon Health — now part of Universal Health Services — NYSE “UHS”), and NuCo2, Inc. (now part of Praxair — NYSE “PX”).

Mr. Raynor is a member of the Board’s Audit and Finance Committee and Compensation Committee and is the Chair of the Board’s Nominating and Corporate Governance Committee.

Mr. Raynor brings to the Board significant experience and expertise in private equity, capital formation and mergers and acquisition. In addition, he has significant experience serving on boards, both public and private.

Peter A. Lankau, 63, has served as a director of the Company since October 2015. Mr. Lankau is a Principal in the consulting firm, Lankau Consulting LLC, which provides advisory and consulting services to support boards of directors and senior management of pharmaceutical and biotechnology companies, as well as venture capital and private equity firms. Most recently, Mr. Lankau was Executive Chairman at Nautilus Neurosciences, Inc., a private neurology-focused specialty pharmaceutical company. Prior to Nautilus, Mr. Lankau was Chairman and CEO of Logical Therapeutics, Inc., a venture backed, development stage biopharmaceutical company, and was President, Chief Executive Officer and Director of Endo Pharmaceuticals Inc., a publicly traded specialty pharmaceutical company. Mr. Lankau currently serves as Chairman of the Board of Phosphagenics Limited, an Australian research-based biotechnology company, as well as serving on the Board of Advisors of Orchard Venture Partners, a life sciences venture capital firm.

Mr. Lankau is a member of the Compensation Committee and the Nominating and Corporate Governance Committee.

Mr. Lankau was chosen to serve on the Company’s Board because of his experience as a director for several companies in the healthcare sector, as well as his extensive experience as a biopharmaceutical executive, with over 30 years of management experience in developing and commercializing pharmaceutical products.

Vote Required; Recommendation of the Board

The election of each of the nominees for director will be determined by a plurality of the shares of the Company’s common stock and class C special stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote on the proposal.

The Board recommends a vote “FOR” the election of each of the nominees for director.

PROPOSAL 2

APPROVAL OF THE ANI PHARMACEUTICALS, INC. 2016
EMPLOYEE STOCK PURCHASE PLAN

On April 7, 2016, the Board approved and adopted the Employee Stock Purchase Plan (“ESPP”), subject to stockholder approval. If the Stockholders approve the ESPP, it will become effective on July 1, 2016.

The ESPP is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code (the “Code”) and would provide eligible employees with an opportunity to purchase shares of ANI common stock (“Shares”) through payroll deductions. The principal provisions of the ESPP are summarized below. This summary is not a complete description of all of the ESPP’s provisions, and is qualified in its entirety by reference to the text of the ESPP, which is attached to this proxy statement as Appendix A. Capitalized terms in this summary not defined in this proxy statement have the meanings set forth in the text of the ESPP.

Purpose.  The ESPP is intended to provide employees of ANI and its Designated Parents and Subsidiaries with an opportunity to acquire Shares through overlapping two-year Offer Periods, each containing four six-month Purchase Periods.

Shares.  Shares offered under the ESPP will be ANI common stock having a par value of $0.0001. The maximum number of Shares which may be sold under the ESPP is 229,000 Shares. The Board has specified that a maximum of 750 Shares may be offered to each eligible employee during each Purchase Period. Any Shares that are not purchased during a Purchase Period may again be sold under the ESPP.

Administration.  The ESPP will be administered by the Board or a committee appointed by the Board (the “Administrator”).

Eligibility.  Any employee of the Company or any of its Designated Parents and Subsidiaries who has been employed by the Company or such Designated Parent or Subsidiary for at least 12 months, and whose customary employment with the Company is more than 20 hours per week and more than five months in any calendar year will be eligible to participate in the ESPP, subject to signing an enrollment agreement and other enrollment procedures. However, employees who satisfy the eligibility requirements of the ESPP, but who are subject to rules or laws of foreign jurisdictions that prohibit or make impractical participation in the ESPP will not be permitted to participate. Also, no employee will be permitted to elect to purchase Shares if after such purchase the employee would own 5% or more of the total combined voting power or value of all classes of stock of ANI or any subsidiary. An employee who is on an authorized sick leave, military leave or other leave of absence will remain an employee for purposes of the ESPP unless the period of leave exceeds 90 days and the employee’s right to reemployment is not guaranteed either by statute or contract. As of March 31, 2016, ANI had approximately 90 employees who would be eligible to participate in the ESPP.

Method of Payment.  Payment for Shares purchased under the ESPP will be made by payroll deduction in 1% increments of compensation, subject to a minimum deduction of 1% of compensation per pay period and a maximum deduction of 10% of compensation per pay period. Payroll deductions will occur over each Purchase Period which will generally be a period of six months. The payroll deduction amounts will be held in a recordkeeping account for the participant until the purchase of the Shares. Interest will not be paid on the amount credited to the account.

Purchase of Shares.  Shares will be purchased on the Exercise Date, which will be the last day of the Purchase Period. The amount of Shares purchased by an account will be the number of whole shares that can be purchased with the amount credited to the account. Fractional shares will not be purchased. Any amount remaining in the account after the purchase will be carried over to the next Purchase Period if not withdrawn by the participant. If the number of Shares to be purchased exceeds the number available for purchase in the Purchase Period, the Administrator will allocate the available Shares among the participants in an equitable manner.

Purchase Price.  The Purchase Price per Share will not be less than the lesser of: (a) 85% of the Fair Market Value of a Share on the first day of the Offer Period, or (b) 85% of the Fair Market Value of a Share on the Exercise Date. No participant will be permitted to purchase Shares with a value exceeding $25,000 (determined at the Fair Market Value of the Shares on the first day of each Purchase Period) in any calendar year.

Withdrawal By Participant.  At any time during the Purchase Period a participant may withdraw all (but not less than all) of the amount credited to the participant’s account. If the participant withdraws all the amounts credited to the participant’s account, then the participant will cease to participate in the Offer Period and may not resume participation until the next Offer Period.

Termination of Employment; Death.  If a participant ceases to be an employee of the Company or any of its Designated Parents and Subsidiaries, whether due to termination of employment or death, the participant shall be deemed to have elected to withdraw the participant’s account. The amount in the participant’s account will be paid to the participant, or to the participant’s beneficiary or estate if the participant is deceased.

Adjustments to Shares.  In the event of a change in Shares subject to the ESPP or subject to any Offering by reason of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, or other similar corporate transaction or event that affects the Shares such that the Administrator determines an adjustment to be appropriate, then the Administrator may adjust the maximum number of Shares subject to the ESPP and the outstanding options under the ESPP. In the event of a sale of substantially all assets of the Company, or a sale of more than 50% of the outstanding securities of the Company, or a merger or similar transaction in which the Company is not the surviving entity or following which Shares outstanding are converted to other property, then the Administrator may cause the purchase of Shares with the amounts then credited to the participants’ accounts to be accelerated.

Federal Income Tax Consequences to Participants.  Payroll deductions to the ESPP are made on an after-tax basis, which means that the applicable federal and state tax withholding is applied to a participant’s compensation before ESPP contributions are deducted. Under the federal tax laws, income and withholding taxes do not apply at the time of purchase. Based on federal income tax laws, participants pay tax on the Shares purchased through the ESPP only if they sell or transfer the shares as described below.

If there is a disposition of the participant’s Shares more than one year after the Purchase Date and more than two years after the beginning of the Offer Period, or in the event of the death of the participant while owning the Shares, and the purchase price of the Shares is less than 100% of the Fair Market Value of the Shares on the first day of the applicable Purchase Period, the participant will recognize compensation income to the extent of the lesser of (a) the excess of Fair Market Value of the Shares at death or disposition over the Purchase Price of the Shares; or (b) the percentage discount of Fair Market Value on the Purchase Date. The amount of compensation recognized upon such a disposition (but not upon death) is added to the participant’s basis in the Shares. Any further gain that is realized upon such disposition of Shares is treated as a long-term capital gain. If the disposition of the participant’s Shares occurs prior to the expiration of the required holding periods, the participant will realize ordinary income equal to the discount off the Fair Market Value that the participant received on the Date of Purchase through the ESPP.

Federal Income Tax Consequences to ANI.  In the event of a disposition of Shares by a participant after the expiration of the required holding periods, ANI will not recognize taxable income, nor will it be entitled to any deduction from income by reason of the participant’s purchase or disposition of the Shares. In the event a participant recognizes compensation income as a result of a disposition prior to the expiration of the required holding periods, ANI will be entitled to a corresponding deduction from its taxable income, subject to the deduction limitation imposed by Section 162(m) of the Code.

The foregoing summary of the effect of federal income taxation upon the participant with respect to Shares purchased under the ESPP does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax implications of a participant’s death or the provisions of income tax laws of any municipality, state or foreign country in which the participant may reside.

New Plan Benefits.  Participation in the ESPP, if we choose to implement it, will be voluntary. Accordingly, the benefits that will be received by or allocated to participants under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of the common stock under the Purchase Plan (subject to the limitations discussed above) is entirely within the discretion of each participant.

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the votes cast by Stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the Employee Stock Purchase Plan.

The Board of Directors recommends a vote “FOR” the approval of the Employee Stock Purchase Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Company’s Board has selected EisnerAmper LLP (“EisnerAmper”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016. EisnerAmper has acted as the Company’s independent registered public accounting firm since June 2013.

Although it is not required to do so, the Audit and Finance Committee of the Company’s Board wishes to submit the selection of EisnerAmper to the Company’s Stockholders for ratification. If the Company’s Stockholders do not ratify the selection of EisnerAmper, the Audit and Finance Committee may reconsider whether it should appoint another independent registered public accounting firm. Even if the selection is ratified by the Company’s Stockholders, the Audit and Finance Committee may, at its discretion, change the selection at any time during the year, if it determines that such a change would be in the best interests of the Company and its Stockholders.

The Company expects that a representative or representatives of EisnerAmper will be present at the Annual Meeting to respond to appropriate questions. They also will have an opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

The table below presents fees billed to the Company for professional services rendered by EisnerAmper and its affiliates for the years ended December 31, 2014 and December 31, 2015.

	December 31, 2014	December 31, 2015
Audit Fees(1)	$324,475	$274,250
Audit-Related Fees(2)	—	7,866
Tax Fees	—	—
All Other Fees	—	—
Total	$324,475	$282,116

(1)	Audit fees consisted of the audit of the Company’s annual financial statements, reviews of financial statements included in the Company’s quarterly reports on Form 10-Q, services provided in connection with the Company’s statutory and regulatory filings, including the review of registration statements and the issuance of consents, and services provided in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-related fees consisted of an accounting consultation.

Pre-Approval Policies and Procedures

The Audit and Finance Committee of the Company’s Board has adopted procedures pursuant to which all audit, audit-related and tax services, and all permissible non-audit services provided by the Company’s independent auditor to the Company, are pre-approved by the Audit and Finance Committee. All services rendered by EisnerAmper to the Company during the fiscal year ended December 31, 2015 were permissible under applicable laws and regulations, and all such services provided by EisnerAmper to the Company, other than de minimis non-audit services allowed under applicable laws, were approved in advance by the Audit and Finance Committee in accordance with the rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002.

Audit and Finance Committee Report

The Audit and Finance Committee of the ANI Board oversees ANI’s accounting and financial reporting processes and the audit of ANI’s annual financial statements. ANI’s management has the primary responsibility for the financial statements, the reporting process, and maintaining ANI’s system of internal control over financial reporting. EisnerAmper was engaged to perform an independent audit of ANI’s financial statements and to express an opinion on the conformity of those financial statements to generally accepted accounting principles in the United States.

In this context, the Audit and Finance Committee of the ANI Board has reviewed and discussed ANI’s audited financial statements prepared for inclusion in ANI’s annual report on Form 10-K for the year ended December 31, 2015 with ANI’s management. The Audit and Finance Committee of the ANI Board has also discussed with EisnerAmper the matters required to be discussed under applicable rules of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit and Finance Committee has received from EisnerAmper the written disclosures and letter required by applicable rules of the PCAOB regarding EisnerAmper’s communications with ANI’s Audit and Finance Committee concerning independence and has discussed with EisnerAmper its independence from the Company and management. Relying on these reviews and discussions described above, the Audit and Finance Committee recommended to the ANI Board, and the ANI Board has approved, the inclusion of ANI’s audited financial statements for the year ended December 31, 2015 in ANI’s annual report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Submitted by the Audit and Finance Committee

Tracy Marshbanks, Ph.D., Chair
Fred Holubow
Daniel Raynor

Vote Required; Recommendation of the Board

The affirmative vote of a majority of the votes cast by Stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to ratify the selection of the appointment of EisnerAmper as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The Board recommends a vote “FOR” the ratification of the appointment of
EisnerAmper LLP as the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company’s Board has adopted Corporate Governance Guidelines. The Guidelines, together with the Company’s Amended and Restated Certificate of Incorporation, Bylaws and charters of the Board’s committees, provide the framework for the governance of the Company. A copy of the Company’s Corporate Governance Guidelines and charters of the Audit and Finance Committee, Nominating and Corporate Governance Committee, and Compensation Committee can be found on the “Investors — Corporate Governance” section of the Company’s corporate website at www.anipharmaceuticals.com. Among the topics addressed in the Company’s Corporate Governance Guidelines are:

•	Board size, composition and qualifications;
•	Selection of directors;
•	Board leadership;
•	Board committees;
•	Board and committee meetings;
•	Conflicts of interest;
•	CEO evaluation;
•	Board evaluation;
•	Director continuing education; and
•	Succession planning.

Director Independence

The Company’s Board of Directors has determined that four of the seven current directors — Fred Holubow, Tracy L. Marshbanks, Ph.D., Daniel Raynor and Peter A. Lankau are “independent directors” under the Listing Rules of The NASDAQ Stock Market. The Listing Rules of The NASDAQ Stock Market provide a non-exclusive list of persons who are not considered independent. For example, under these rules, a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company, other than prior employment as an interim chairman or chief executive officer, would not be considered independent. No director qualifies as independent unless the Board of Directors of the Company affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment. In making an affirmative determination that a director is an “independent director,” the Company’s Board reviews and discusses information provided by these individuals and by the Company with regard to each of their business and personal activities as they may relate to the Company and its management.

Board Leadership Structure

The Company’s Board believes that its Stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, under the Company’s Corporate Governance Guidelines, the office of Chair of the Board and Chief Executive Officer may or may not be held by the same person. Currently, the Chair of the Board is Robert E. Brown, Jr., and the Company’s Chief Executive Officer is Arthur S. Przybyl.

The Company currently does not have a lead independent director. The Board may in the future determine to appoint a member to act as lead independent director.

Meetings

During the year ended December 31, 2015, the Board held 12 meetings, the Audit and Finance Committee held six meetings, the Compensation Committee held three meetings and the Nominating and Corporate Governance Committee held three meetings. During the year, all of the directors of the Board attended all Board meetings, except for Fred Holubow, who attended more than 75 percent of the Board meetings, and each of the members of the committees attended all meetings of all committees of which such director is a member. The Company encourages its directors to attend the Company’s annual meeting of Stockholders, if their schedules permit. All of the then-incumbent directors attended the 2015 annual meeting of shareholders.

Committees of the Board

The Board has three standing committees: the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All of the members of each of these committees are independent. The Company’s Corporate Governance Guidelines provide that the Board may establish and maintain other committees from time to time, as it deems necessary and appropriate. The following table provides a summary of the membership of the Board and each of its standing committees as of April 1, 2016:

Director	Board	Audit and Finance Committee	Nominating and Corporate Governance Committee	Compensation Committee
Robert E. Brown, Jr.	Chair
Arthur S. Przybyl	X
Fred Holubow	X	X
Tracy L. Marshbanks, Ph.D.	X	Chair	X	Chair
Thomas A. Penn	X
Daniel Raynor	X	X	Chair	X
Peter A. Lankau	X		X	X

Audit and Finance Committee

The primary responsibilities of the Company’s Audit and Finance Committee include:

•	Overseeing the Company’s accounting and financial reporting processes, systems of internal control over financial reporting, disclosure controls, and procedures on behalf of the Company’s Board of Directors, and reporting the results or findings of its oversight activities to the Board;
•	Having sole authority to appoint, retain and oversee the work of the Company’s independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;
•	Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or or auditing matters and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters;
•	Reviewing and pre-approving all audit services and permissible non-audit services to be performed for the Company by its independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and
•	Overseeing the Company’s system to monitor and manage risk and legal and ethical compliance programs, including the establishment and administration of (and including the grant of any waiver from) a written code of ethics applicable to each of the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

The Audit and Finance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition and Audit Committee Financial Expert.  The current members of the Company’s Audit and Finance Committee are Dr. Marshbanks, and Messrs. Holubow and Raynor. Dr. Marshbanks is the Chairman of the Audit and Finance Committee.

Each current member of the Audit and Finance Committee qualifies as “independent” for purposes of membership on audit committees pursuant to the Listing Rules of The NASDAQ Stock Market and the rules and regulations of the SEC and is “financially literate” as required by the Listing Rules of The NASDAQ Stock Market. In addition, the Company’s Board of Directors has determined that Mr. Holubow, Dr. Marshbanks, and Mr. Raynor each qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Listing Rules of The NASDAQ Stock Market as a result of his prior experience. Stockholders should understand that these designations related to the Audit and Finance Committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and The NASDAQ Stock Market and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit and Finance Committee or of the Company’s Board.

Compensation Committee

The primary responsibilities of the Company’s Compensation Committee include:

•	Recommending to the Board the annual salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites, and any and all other compensation applicable to the Company’s chief executive officer and other executive officers;
•	Reviewing and making recommendations to the Board regarding employment agreements, severance arrangements, deferred compensation arrangements, change in control agreements/provisions, and any other similar compensation arrangements, in each case as, when and if appropriate, for the Company’s CEO and the other executive officers;
•	Reviewing and making recommendations to the Board regarding any corporate goals and objectives with respect to compensation for the Company’s CEO and other executive officers and establishing and leading a process for the full Board to evaluate the performance of the CEO and other executive officers in light of those goals and objectives;
•	Reviewing and discussing with the CEO and reporting periodically to the Board plans for executive officer development and corporate succession plans for the CEO and other key executive officers and employees;
•	Administering the Company’s equity compensation plans and recommending to the Board specific grants of options and other awards for all executive officers and determining the nature and extent of grants of options and other awards for all other employees;
•	Making recommendations to the Board with respect to any new equity compensation plan or any material change to any existing plans; and
•	Providing recommendations to the Board on compensation-related proposals to be considered at the Company’s annual meeting of Stockholders, including the frequency with which the Company should submit to Stockholders an advisory vote on executive compensation, or Say on Pay.

The Company’s Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities. During the fiscal year ending December 31, 2015, the Company engaged a compensation consultant.

The Company will have its next required advisory “say-on-pay” vote on executive compensation at its 2017 annual meeting of Stockholders.

Composition.  The current members of the Compensation Committee are Dr. Marshbanks, Mr. Raynor and Mr. Lankau. Dr. Marshbanks is the Chair of the Compensation Committee. Each of the current members of the committee is an “independent director” under the Listing Rules of The NASDAQ Stock Market and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Nominating and Corporate Governance Committee

The primary responsibilities of the Company’s nominating and corporate governance committee include:

•	Identifying individuals qualified to become members of the Company’s Board;
•	Recommending director nominees for each annual meeting of the Company’s Stockholders and director nominees to fill any vacancies that may occur between meetings of Stockholders;
•	Being aware of the best practices in corporate governance and developing and recommending to the Company’s Board a set of corporate governance standards to govern the Company and its management and employees in the conduct of the Company’s business and affairs; and
•	Developing and overseeing the annual board and board committee evaluation processes.

The Company’s Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition.  The current members of the Company’s Nominating and Corporate Governance Committee are Dr. Marshbanks, Mr. Raynor and Mr. Lankau. Mr. Raynor is the Chair of the Committee. Each of the current members of the nominating and corporate governance committee is an “independent director” within the meaning of the Listing Rules of The NASDAQ Stock Market.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of the Company’s employees, officers and directors, including its CEO and CFO. The Company posts its Code of Ethics on its website at www.anipharmaceuticals.com. The Company intends to post on its website all disclosures required by the Listing Rules of The NASDAQ Stock Market concerning any amendments to, or waivers from, any provision of the Company’s Code of Ethics. No waivers from the Company’s Code of Ethics were requested or granted during fiscal year ended December 31, 2015.

The Sarbanes-Oxley Act of 2002 requires companies to have procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place and its Audit and Finance Committee is responsible for overseeing them.

Communications with the Board

Any Stockholder or other interested party who wishes to communicate directly with the Company’s Board of Directors should write to the Company’s Corporate Secretary, c/o ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623.

Relevant communications will be distributed to any specified director or all directors depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Corporate Secretary reviews, organizes and distributes such communications to the full Board, the independent directors or one or more directors, as appropriate.

Compensation of Directors

On April 16, 2015, the Board, upon the recommendation of the Compensation Committee, revised director cash compensation amounts. The amounts paid under the revised cash compensation structure were pro-rated from April 16, 2015 for the 2015 fiscal year. Under our current director compensation policy, the Company’s non-management directors receive an annual retainer of $45,000. If there are more than eight Board meetings during a calendar year (exclusive of committee meetings), the Company’s non-management directors receive $2,500 for each additional in-person Board meeting attended and $1,000 for each telephonic meeting attended. The Chair of the Board also receives an additional annual $30,000. Chairs of the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees also receive an additional annual retainer of $20,000, $15,000, and $10,000, respectively. Members of Audit and Finance, Compensation, and Nominating and Corporate Governance Committees (other than the Chairs of such committees) receive an annual retainer of $10,000, $7,500, and $5,000, respectively.

Each non-employee director who was a director as of April 16, 2015 received options to purchase 1,600 shares of the Company’s common stock at an exercise price of $68.71 per share, the closing price of the Company’s common stock on the date of grant, and 800 shares of restricted common stock. In addition, for his services as Chairman of the Board, Robert E. Brown, Jr. received additional options to purchase 1,000 shares of the Company’s common stock at an exercise price of $68.71 per share. The options and restricted common stock vest on the first anniversary of the grant date. These grants are noted in the table below.

On April 7, 2016, the Board, upon the recommendation of the Compensation Committee, revised its equity compensation to non-employee directors. For the 2016 fiscal year, each non-employee director received options to purchase 2,000 shares of the Company’s common stock, at an exercise price of $40.59 per share, the closing price of the Company’s common stock on the date of grant, and 1,000 shares of restricted common stock. In addition, for his services as Chairman of the Board, Robert E. Brown, Jr. received additional options to purchase 1,250 shares of the Company’s common stock at an exercise price of $40.59 per share.

The Company is also obligated to indemnify its directors against certain expenses in certain circumstances under Delaware law and pursuant to the Company’s governance documents.

The following table sets forth certain information with respect to the compensation paid or awarded by the Company to its non-management directors for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert E. Brown, Jr.(2)	$69,916	$54,968	$79,690	$—	$—	$—	$204,574
Tracy L. Marshbanks, Ph.D.(2)	$86,740	$54,968	$49,040	$—	$—	$—	$190,748
Thomas A. Penn(2)	$42,121	$54,968	$49,040	$—	$—	$—	$146,129
Fred Holubow	$54,386	$54,968	$49,040	$—	$—	$—	$158,394
Peter A. Lankau	$12,500	$60,780	$57,360	$—	$—	$—	$130,640
Daniel Raynor(2)	$75,269	$54,968	$49,040	$—	$—	$—	$179,277

(1)	The amounts shown for stock and option awards relate to awards granted under the Company’s Fourth Amended and Restated 2008 Stock Incentive Plan (“2008 Plan”). The dollar amounts shown in these columns do not reflect cash actually received by the directors, but instead represent the aggregate grant-date fair value of equity calculated in accordance with FASB ASC Topic 718. See Note 9 to the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for further information about the assumptions underlying the calculations made with respect to the restricted stock and option grants noted in this table.

All options vest in equal annual installments on the first, second and third anniversaries of the grant date.

(2)	Cash compensation payable to Mr. Brown and Mr. Penn for their services on the Board is remitted directly to their employer, MVP Management Company. Cash compensation payable to Dr. Marshbanks for his services on the Board is remitted directly to his employer, First Analysis Corp. Cash compensation payable to Mr. Raynor for his services on the Board is remitted directly to his employer, The Argentum Group.

Equity Compensation Plan Information

The following table summarizes the securities authorized for issuance under the 2008 Plan as of December 31, 2015:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (excluding securities reflected under column (a)) (c)
Equity compensation plans approved by Stockholders: Fourth Amended and Restated 2008 Stock Incentive Plan	537,546	$25.94	494,572
Equity compensation plans not approved by Stockholders	—	—	—
Total	537,546	$25.94	494,572

(1)	Represents options and restricted shares.
(2)	The number of shares reserved for issuance under the 2008 Plan is also subject to adjustment in the event of a share split, share dividend, or other change in the Company’s capitalization. Generally, awards that are forfeited or canceled under the 2008 Plan will be available for future grants.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s current officers are Arthur S. Przybyl, President and Chief Executive Officer, whose biographical information appears above, under the section “Election of Directors,” and the following officers:

Charlotte C. Arnold, 51, had served as ANIP’s Vice President and Chief Financial Officer since May 2009 and has served as Vice President, Finance and Chief Financial Officer of the Company since June 2013. Ms. Arnold leads the Company’s finance and accounting department as well as information technology. Between March 2004 and May 2009, Ms. Arnold served as director of ANIP. Ms. Arnold has more than 20 years of experience in finance, corporate development and operations. Before becoming ANIP’s Chief Financial Officer, Ms. Arnold was a Founding Partner at Laurel Capital, a growth equity and microcap buyout private equity firm, from October 2007 to March 2009. Prior to Laurel, Ms. Arnold was an employee and Vice President of MVP Management, where she was responsible for four platform investments, including the initial acquisition of ANIP. Previously, Ms. Arnold was a Director with Ben Franklin Technology Partners, a nationally-known economic development organization and worked in the Entrepreneurial Services assurance practice of PricewaterhouseCoopers in Philadelphia. Ms. Arnold holds a B.A. degree from UCLA, an MBA from the Wharton School of Business, and is a certified public accountant.

James G. Marken, 53, had served as ANIP’s Vice President, Operations, since March 2009 and has served as the Company’s Vice President, Operations, since June 2013. Mr. Marken joined ANIP in March 2007 as General Manager of the Minnesota facilities. As Vice President, Operations, Mr. Marken has been principally responsible for the following areas: manufacturing, packaging, engineering/maintenance, purchasing, and warehousing. Mr. Marken brings over 20 years of pharmaceutical industry experience to the Company. Prior to joining ANIP in March 2007, he worked for Solvay Pharmaceuticals as plant manager and in various departments including quality control, validation and manufacturing. Mr. Marken holds a B.S. degree in Chemistry from Bemidji State University.

Robert Schrepfer, 44, had served as a director of ANIP from July 2010 and served as a director of the Company from June 2013 to July 12, 2013. Since August 12, 2013, Mr. Schrepfer has served as the Company’s Vice President of New Business Development and Contract Manufacturing. From 2005 to 2013, Mr. Schrepfer served as Assistant Portfolio Manager at Healthcare Value Capital, LLC, an SEC-registered healthcare investment firm. Mr. Schrepfer co-managed the firm’s private equity portfolio and oversaw investments in healthcare services, devices and specialty pharmaceuticals. In addition, he was principal and founder of National Healthcare Analysis Group, LLC and served as Chief Financial Officer of National Healthcare Analysis Partners 1, LP, a partnership that seeks to identify and pursue healthcare fraud.

Between 2003 and 2005, Mr. Schrepfer was Managing Director at Bear Stearns & Co. Inc., providing sell side research coverage of the pharmaceuticals industry. Mr. Schrepfer served as Clinical Director and Director of Outcomes and Research at the Centers for Aquatic Rehabilitation from 1997 to 2001. Mr. Schrepfer received an M.B.A. in Finance and Health Sector Management from Duke University, an M.S. in Physical Therapy from the University of Indianapolis, and a B.A. degree from the University of Kansas. He is currently a member of the Health Sector Advisory Council at Duke University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) explains our compensation program philosophy, structure, and decision-making process for 2015 with respect to our named executive officers in the positions in which they served for the fiscal year ended December 31, 2015.

•	Arthur S. Przybyl — President and Chief Executive Officer
•	Charlotte C. Arnold — Vice President, Finance and Chief Financial Officer
•	James G. Marken — Vice President, Operations
•	Robert Schrepfer — Vice President, New Business Development and Contract Manufacturing

Overview

The pharmaceutical industry is very competitive, and we face competition from U.S. and foreign manufacturers, many of whom have greater financial resources than us. Therefore, our long-term success requires that we be resourceful, efficient, and flexible. Our executive compensation program is designed with those characteristics in mind to successfully attract, retain, and motivate the best possible talent to foster our business success and to reward our executives for performance that drives value for our Stockholders.

In recent years, our operations have increased significantly, by both organic growth and through acquisitions. To achieve our long-term goals, we need to conserve resources and capital and maintain flexibility with respect to all aspects of our business, including executive compensation. For these reasons, our management and the Compensation Committee have not adopted standard policies, guidelines, or timelines for awarding base-salary increases, cash bonuses, and long-term equity-based compensation, or other aspects of executive compensation. Nor has the Compensation Committee established formal policies or complex formulas for allocating total executive compensation among the different components. Instead, the Compensation Committee believes it is important to have a compensation philosophy that preserves flexibility to exercise its discretion and not overly constrain the Company by formal policies or complex formulas.

Compensation Philosophy and Objectives

The Compensation Committee generally reviews management’s compensation recommendations compared to compensation programs of designated peer companies, with further adjustments as it deems appropriate to take into account the individual and collective performance of management and progress toward or achievement of important company goals that it believes could increase stockholder value. The Compensation Committee also factors into its decisions such other considerations as changing business conditions, our cash resources, and overall market conditions. In exercising its discretion, the Compensation Committee also remains committed to the principle that executives should be rewarded for performance that increases stockholder value.

The Compensation Committee recognizes the importance of providing competitive total compensation packages to attract, retain, and motivate qualified executives, ensure that executives are rewarded for success, while also conserving resources. For example, although the Compensation Committee assesses peer companies to gain an understanding of relative levels of executive compensation in our industry, and aims to set executive compensation at-or-near the 50th percentile of peer companies, we do not follow any fixed, pre-determined benchmark or any pre-specified percentile of peer-company executive compensation but instead adjust for the factors we described above, individual performance and qualities, and the totality of the circumstances and information available to the Compensation Committee.

The compensation paid to our named executive officers in 2015 reflected our primary compensation objectives of:

•	Providing a competitive total compensation package to enable us to attract, retain, and motivate qualified executives;
•	Aligning compensation decisions with stockholder interests by tying executive compensation to attainment of goals and milestones that create stockholder value and enhance the long-term success of our business (i.e., pay for performance);

•	Creating a direct link between stockholder and management interests by compensating executives with equity ownership; and
•	Allowing the Compensation Committee to retain significant discretion to set and adjust named executive officer compensation based on facts and circumstances unique to the Company during any given year.

As discussed below, our executive compensation program for 2015 was intended to strike a balance among three primary components of base salary, cash bonuses, and long-term equity incentive compensation in order to best achieve our compensation objectives and drive our performance.

Compensation Component	Primary Purposes	Basic Design
Base Salary	• To attract and retain talented executives and to reward their scope of responsibilities, experience and industry knowledge	• Fixed cash compensation, may be adjusted annually by the Compensation Committee
Annual Bonus	• To motivate and reward executives to achieve or exceed the Company’s goals	• Target bonus is set as percentage of base salary, payable in cash
	• To foster accountability for continued performance	• No minimum guaranteed payout; bonuses are approved at the discretion of the Compensation Committee
• Compensation Committee has discretion to award bonuses beyond the target to reward extraordinary performance
Long-Term Equity Awards	• To motivate executives to drive performance	• Consists of restricted stock and options-based awards, vesting over four years in equal annual increments
• To foster accountability for continued performance
	• To align compensation with long-term stockholder growth	• No minimum guaranteed payout, and long-term equity is awarded at the discretion of the Compensation Committee

Process for Determining Executive Compensation

Peer Group Assessment

The Compensation Committee is responsible for, among other things, oversight of all aspects of executive compensation. In 2015, the Compensation Committee engaged Radford as its independent executive compensation consultant. Radford performed an analysis of a group of 16 peer companies. The 2015 peer group consisted of the following companies: Aceto, Albany Molecular Research, Cambrex, Depomed, Horizon Pharmaceuticals, Teligent, Inc. (formerly IGI Laboratories), Impax Laboratories, INSYS Therapeutics, Lannett, Momenta Pharmaceuticals, Pernix Therapeutics Holdings, POZEN, Prestige Brands Holdings, Sagent Pharmaceuticals, Spectrum Pharmaceuticals and Supernus Pharmaceuticals.

In addition, Radford also compared the Company’s executive compensation program with the Radford Global Life Sciences Survey (which provides data concerning cash and long-term compensation paid to executives in the life sciences industry). The Radford Global Life Sciences Survey reviews 40 public biopharmaceutical companies with net revenue between $20 million to $170 million, and market capitalization between $260 million and $2.4 billion. Radford blended equally the group of 16 peer companies with the Radford Global Life Sciences Survey, and assessed each component of the Company’s executive compensation program — base salary, annual bonus, total short term incentives (base salary plus annual bonus), long-term equity awards, and total compensation. Radford presented its analysis and provided its commentary on the Company’s executive compensation program to the Compensation Committee for the Compensation Committee’s consideration.

Internal Evaluations

The Compensation Committee receives and considers in its discussions detailed data and other information prepared by management. It also considers the recommendations of management in establishing compensation policies and in setting the amount of and the form of compensation paid to executives. Management also develops certain metrics for consideration by the Compensation Committee, including the rate at which we have issued options over recent years, the allocation of equity awards among all of our employee groups, the weighted-average exercise price of outstanding options for each executive, and other data reflective of the value of the elements of long-term executive compensation.

For each named executive officer other than the CEO, the CEO makes a recommendation to the Compensation Committee based on internal management reviews and discussions. The Compensation Committee conducts an independent review with respect to the CEO’s compensation. The Compensation Committee then considers all factors that it deems relevant before making its recommendations on executive compensation to the Board, which is responsible for the final approval of executive compensation. Arthur Przybyl, our President, CEO and member of the Board, is not present in any discussions relating to his compensation and abstains from voting on all matters relating to his compensation.

In making its recommendations to the Board, the Compensation Committee assessed base salary levels, bonus targets, equity ranges and structures, and other significant aspects of executive compensation of each of the identified peer companies. The Compensation Committee used this data to help inform and validate decisions related to our executive compensation and agreements related to such executive compensation generally; however, the Compensation Committee did not target compensation levels to a certain percentile in this peer group. That is, the Compensation Committee utilized this peer group analysis primarily to confirm our named executive officer compensation levels and structure, rather than to target compensation in a formulaic manner.

Named Executive Officer Compensation

Arthur S. Przybyl — President and Chief Executive Officer.  The Board, upon the recommendation of the Compensation Committee, set Mr. Przybyl’s 2015 base salary at $572,000. On April 16, 2015, Mr. Przybyl was granted options to purchase 30,000 shares of the Company’s common stock at an exercise price of $68.71 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 15, 2025. On the same day, Mr. Przybyl was also granted 15,000 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant. For 2015, Mr. Przybyl received a cash bonus of $343,200, which was the target amount of 60 percent of his base salary. On April 7, 2016, Mr. Przybyl was granted options to purchase 37,500 shares of the Company’s common stock at an exercise price of $40.59, the closing price of the Company’s common stock on the date of the grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 6, 2026. On the same day, Mr. Przybyl was also granted 18,750 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant.

Charlotte C. Arnold — Vice President, Finance and Chief Financial Officer.  The Board, upon the recommendation of the Compensation Committee and the Company’s Chief Executive Officer, set Ms. Arnold’s 2015 base salary at $370,000. On April 16, 2015, Ms. Arnold was granted options to purchase 8,000 shares of the Company’s common stock at an exercise price of $68.71 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 15, 2025. On the same day, Ms. Arnold was also granted 4,200 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant. For 2015, Ms. Arnold received a cash bonus of $148,000, which was the target amount of 40 percent of her base salary. On April 7, 2016, Ms. Arnold was granted options to purchase 8,000 shares of the Company’s common stock at an exercise price of $40.59, the closing price of the Company’s common stock on the date of the grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 6, 2026. On the same day, Ms. Arnold was also granted 4,200 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant.

James G. Marken — Vice President, Operations.  The Board, upon the recommendation of the Compensation Committee and the Company’s Chief Executive Officer, set Mr. Marken’s 2015 base salary at $291,500. On April 16, 2015, Mr. Marken was granted options to purchase 3,000 shares of the Company’s common stock at an exercise price of $68.71 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 15, 2025. On the same day, Mr. Marken was also granted 1,500 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant. For 2015, Mr. Marken received a cash bonus of $87,450, which was the target amount of 30 percent of his base salary. On April 7, 2016, Mr. Marken was granted options to purchase 3,750 shares of the Company’s common stock at an exercise price of $40.59, the closing price of the Company’s common stock on the date of the grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 6, 2026. On the same day, Mr. Marken was also granted 1,875 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant.

Robert Schrepfer — Vice President, New Business Development and Contract Manufacturing.  The Board, upon the recommendation of the Compensation Committee and the Company’s Chief Executive Officer, set Mr. Schrepfer’s 2015 base salary at $301,000. On April 16, 2015, Mr. Schrepfer was granted options to purchase 6,000 shares of the Company’s common stock at an exercise price of $68.71 per share, the closing price of the Company’s common stock on the date of grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 15, 2025. On the same day, Mr. Schrepfer was also granted 3,000 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant. For 2015, Mr. Schrepfer received a cash bonus of $120,400, which was the target amount of 40 percent of his base salary. On April 7, 2016, Mr. Schrepfer was granted options to purchase 9,500 shares of the Company’s common stock at an exercise price of $40.59, the closing price of the Company’s common stock on the date of the grant. The options vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date and are scheduled to expire on April 6, 2026. On the same day, Mr. Schrepfer was also granted 4,750 shares of restricted common stock, which vest in equal annual installments on the first, second, third and fourth anniversaries of the date of grant.

Compensation Recovery Policy

We do not currently have a policy to attempt to recover discretionary cash bonus payments paid to our executive officers if the performance achievements or other facts and circumstances that informed such payments were to be restated or found not to have been as believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to material non-compliance with any financial reporting requirements under federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse the Company for any bonus or other incentive-based or equity-based compensation they receive.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis included in this Proxy Statement with management, and the Compensation Committee recommended to the full Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2015.

THE COMPENSATION COMMITTEE

Tracy L. Marshbanks, Ph.D., Chair
Daniel Raynor
Peter A. Lankau

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or awarded by the Company to its named executive officers for the last three fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Arthur S. Przybyl President, Chief Executive Officer and Director	2015	$568,331	$—	$1,030,650		$998,400	$343,200	$10,000	$2,950,581
	2014	$461,452	$—	$379,008		$454,155	$447,300	$10,000	$1,751,915
	2013(5)	$200,543	$200,000	$2,399,115	(6)	$2,327,231	$187,688	$5,343	$5,319,920
Charlotte C. Arnold Vice President, Finance and Chief Financial Officer	2015	$368,831	$—	$288,582		$266,240	$148,000	$—	$1,071,653
	2014	$303,080	$—	$177,660		$213,720	$195,000	$—	$889,460
	2013(5)	$133,561	$100,000	$726,203	(6)	$1,076,593	$100,000	$—	$2,136,357
James G. Marken Vice President, Operations	2015	$293,647	$—	$103,065		$99,840	$87,450	$—	$584,002
	2014	$259,455	$—	$97,713		$115,765	$119,250	$—	$592,183
	2013(5)	$131,433	$—	$530,994	(6)	$718,275	$73,805	$—	$1,454,507
Robert Schrepfer Vice President, New Business Development and Contract Manufacturing	2015	$300,262	$—	$206,130		$199,680	$120,400	$—	$826,472
	2014	$259,159	$—	$148,050		$556,850	$159,000	$—	$1,123,059
	2013(5)	$91,404	$—	$—		$1,115,169	$98,000	$—	$1,304,573

(1)	Amounts reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 and are not necessarily an indication of actual gains from previously granted equity awards. The grant date fair value of each award is measured based on the closing price of the Company’s common stock on the date of grant.
(2)	Amounts reflect the aggregate grant date fair value of option awards as well as any modification charge computed in accordance with FASB ASC Topic 718 and are not necessarily an indication of actual gains from previously granted equity awards. The fair value of each option grant is estimated based on the fair market value on the date of grant and using the Black-Scholes option pricing model.
(3)	Represents 100%, 150%, and 100%, respectively, of the targeted cash incentive opportunity paid in respect of achievement of the fiscal year ended December 31, 2015, 2014 and 2013 key performance targets, including targets relating to the Company’s net sales and earnings before interest, depreciation and amortization (“EBITDA”).
(4)	Represents the amount, prorated for 2013, of the annual car allowance in the amount of $10,000 that Mr. Przybyl is entitled to under his employment agreement with the Company.
(5)	For Mr. Przybyl, Ms. Arnold, and Mr. Marken, represents salary paid following the completion of the Merger on June 19, 2013, when such persons became employees of the Company. For Mr. Schrepfer, represents salary paid following his employment with the Company effective as of August 12, 2013.
(6)	Represents the dollar value of transaction bonus amounts payable in stock of the Company following the Merger to Mr. Przybyl, Ms. Arnold, and Mr. Marken pursuant to transaction bonus agreements, initially dated September 22, 2012, as amended on December 28, 2012 and as finally amended on April 12, 2013, between ANIP and each of Mr. Przybyl, Ms. Arnold, and Mr. Marken. The transaction bonus amounts were based on the net proceeds available for distribution to ANIP’s stockholders in connection with the Merger. The number of shares of the Company’s common stock issued to Mr. Przybyl, Ms. Arnold, and Mr. Marken pursuant to the transaction bonus agreements were 327,748, 99,208, and 72,540, respectively, prior to withholding for taxes. All share numbers have been adjusted retroactively to reflect the one-for-six reverse stock split effected on July 17, 2013.

Grants of Plan-Based Awards

The following table sets forth information regarding each grant of an award made to each named executive officer for the fiscal year ended December 31, 2015.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Arthur S. Przybyl	4/16/2015	15,000	—	—	$1,030,650
	4/16/2015	—	30,000	$68.71	$998,400
Charlotte C. Arnold	4/16/2015	4,200	—	—	$288,582
	4/16/2015	—	8,000	$68.71	$266,240
James G. Marken	4/16/2015	1,500	—	—	$103,065
	4/16/2015	—	3,000	$68.71	$99,840
Robert Schrepfer	4/16/2015	3,000	—	—	$206,130
	4/16/2015	—	6,000	$68.71	$199,680

Option Exercises and Stock Vested Table

The following table sets forth information regarding the vesting and exercise of stock awards and stock options during the fiscal year ended December 31, 2015 for each named executive officer on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Arthur S. Przybyl	15,000	$718,200	3,200	$169,920
Charlotte C. Arnold	25,166	$901,396	1,500	$79,650
James G. Marken	16,415	$827,600	825	$43,808
Robert Schrepfer	11,562	$605,723	1,250	$66,375

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Arthur S. Przybyl	32,916	47,917	—	$6.36	07/11/2023	—	—
	6,375	19,125	—	$33.00	03/31/2024	—	—
	—	30,000	—	$68.71	04/15/2025	—	—
	—	—	—	—	—	9,600	$433,248
	—	—	—	—	—	15,000	$676,950
Charlotte C. Arnold	—	22,167	—	$6.36	07/11/2023	—	—
	—	9,000	—	$33.00	03/31/2024	—	—
	—	8,000	—	$68.71	04/15/2025	—	—
	—	—	—	—	—	4,500	$203,085
	—	—	—	—	—	4,200	$189,546
James G. Marken	1	14,792	—	$6.36	07/11/2023	—	—
	—	4,875	—	$33.00	03/31/2024	—	—
	—	3,000	—	$68.71	04/15/2025	—	—
	—	—	—	—	—	2,475	$111,697
	—	—	—	—	—	1,500	$67,695
Robert Schrepfer	11,562	23,126	—	$6.60	07/31/2023	—	—
	2,500	7,500	—	$33.00	03/31/2024	—	—
	6,250	18,750	—	$28.76	08/19/2024	—	—
	—	6,000	—	$68.71	04/15/2025	—	—
	—	—	—	—	—	3,750	$169,238
	—	—	—	—	—	3,000	$135,390

(1)	The closing market price of the Company’s common stock on December 31, 2015 was $45.13.

Executive Employment Agreements

Arthur S. Przybyl

Mr. Przybyl serves as the Company’s President and Chief Executive Officer. We entered into an employment letter agreement with Mr. Przybyl in February 2009. The term of the agreement is open-ended; therefore, Mr. Przybyl is free to resign for any reason or for no reason and the Company is free to conclude the at-will employment relationship with Mr. Przybyl at any time, with or without cause, subject to certain severance provisions described below.

Under the agreement, Mr. Przybyl’s original annual base salary was $325,000, subject to a 10 percent increase on the first anniversary of the letter agreement if ANI achieved positive EBITDA during the first year of the letter agreement or other changes as the Compensation Committee and the Board determined in their discretion. In addition to his salary, Mr. Przybyl’s agreement provides him with an automobile allowance of $10,000 per year, payable in equal monthly installments. Mr. Przybyl is also eligible for an annual cash bonus, the target of which is up to 60 percent of his base salary, based on the achievement of certain individual and corporate objectives, as determined by the Board. The base salary and target bonus are subject to change from time to time by the Company.

Under the terms of the employment agreement, if Mr. Przybyl is terminated by the Company other than for cause, upon the receipt from him of a release in form and substance satisfactory to the Company, he is entitled to receive, in addition to unpaid salary and expenses and payment of accrued incentive compensation amounts, (i) an amount equal to his base salary for a period of 12 months, which amount may be paid, at the Company’s election, either in a lump sum or by salary continuation, and a prorated portion of his targeted annual bonus to the extent that the corresponding objectives are achieved prior to the termination of employment and (ii) amounts or reimbursements for the premiums to continue health insurance coverage as in effect at the time of the termination of employment for a period of 12 months under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).

Charlotte C. Arnold

Ms. Arnold serves as the Company’s Vice President, Finance and Chief Financial Officer. In May 2009, we entered into an employment letter agreement with Ms. Arnold. The term of the agreement is open-ended; therefore, Ms. Arnold is free to resign for any reason or for no reason and the Company is free to conclude the at-will employment relationship with Mr. Arnold at any time, with or without cause, subject to certain severance provisions described below.

Under the agreement, Ms. Arnold’s original annual base salary was $210,000. Ms. Arnold is eligible for an annual cash bonus, the target of which is up to 40 percent of her base salary, based on the achievement of certain individual and corporate objectives, as determined by the Board. The base salary and target bonus are subject to change from time to time by the Company.

Under the terms of the employment agreement, if Ms. Arnold is terminated by the Company, other than for cause, upon the receipt from her of a release in form and substance satisfactory to the Company, she is entitled to receive, in addition to unpaid salary and expenses and payment of accrued incentive compensation amounts, (i) an amount equal to her base salary for a period of 12 months, which amount may be paid, at the Company’s election, either in a lump sum or by salary continuation, and a prorated portion of her targeted annual bonus to the extent that the corresponding objectives are achieved prior to the termination of employment and (ii) amounts or reimbursements for the premiums to continue health insurance coverage as in effect at the time of the termination of employment for a period of 12 months under COBRA.

James G. Marken

Mr. Marken serves as the Company’s Vice President, Operations. In May 2007, we entered into an employment agreement with Mr. Marken. The term of the agreement was originally for two years and to date has been automatically renewed for one-year periods pursuant to the employment agreement. Mr. Marken may terminate the agreement with good reason or without good reason, and the Company may terminate the employment relationship with Mr. Marken at any time, with or without cause, subject to certain severance provisions described below.

Under the terms of the employment agreement, if Mr. Marken is terminated by the Company without good cause, upon the receipt from him of a release in form and substance satisfactory to the Company, he is entitled to receive (i) severance equal to his base salary for a period of 12 months; (ii) a prorated portion of the current year’s bonus, determined by the Company in the ordinary course consistent with past practice; and (iii) continuation of any health benefits in which he was enrolled at the time of termination for a period of 12 months.

Under the agreement, Mr. Marken’s original annual base salary was $147,000. Mr. Marken is eligible for an annual cash bonus, the target of which is up to 35% percent of his base salary, based on the achievement of certain individual and corporate objectives, as determined by the Board. The base salary and target bonus are subject to change from time to time by the Company.

Robert Schrepfer

Mr. Schrepfer serves as the Company’s Vice President, New Business Development and Contract Manufacturing. In July 2013, we entered into an employment letter agreement with Mr. Schrepfer. The term of the agreement is open-ended; therefore, Mr. Schrepfer is free to resign for any reason or for no reason and the Company is free to conclude the at-will employment relationship with Mr. Schrepfer at any time, with or without cause, subject to certain severance provisions described below.

Under the agreement, Mr. Schrepfer’s original annual base salary was $245,000. Mr. Schrepfer is eligible for an annual cash bonus, the target of which is up to 40 percent of his base salary, based on the achievement of certain individual and corporate objectives, as determined by the Board.

Under the terms of the employment agreement, if Mr. Schrepfer is terminated by the Company without cause, upon the receipt from him of a release in form and substance satisfactory to the Company, he is entitled to receive (i) an amount equal to his base salary for a period of 12 months, which amount may be paid, at the Company’s election, either in a lump sum or by salary continuation and (ii) amounts or reimbursements for the premiums to continue health insurance coverage as in effect at the time of the termination of employment for a period of 12 months under COBRA.

Potential Payments Upon Termination or Change of Control

The following table sets forth the severance amount and the stated period for continued employee benefits to which each of the named executive officers would be entitled upon termination without cause, for cause, with good reason, upon death, or upon disability as of December 31, 2015, as set forth in the relevant employment agreement.

Name	Reason for Termination	Severance Amount ($)	Stated Period for Continued Employee Benefits
Arthur S. Przybyl	Without Cause	$915,200	12 months (health insurance coverage under COBRA)
	With Good Reason	—	—
	Death	—	—
	Disability	—	—
Charlotte C. Arnold	Without Cause	$518,000	12 months (health insurance coverage under COBRA)
	With Good Reason	—	—
	Death	—	—
	Disability	—	—
James G. Marken	Without Cause	$378,950	12 months (any health benefits in which enrolled)
	With Good Reason	$378,950	12 months (any health benefits in which enrolled)
	Death	$87,450	—
	Disability	$87,450	Pay and benefits in accordance with the Company’s current severance policies and benefits plans
Robert Schrepfer	Without Cause	$301,000	12 months (health insurance coverage under COBRA)
	With Good Reason	—	—
	Death	—	—
	Disability	—	—

Indemnification Agreements

The Company has entered into agreements with all of its directors and officers under which the Company is required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of the Company’s directors or officers. The Company will be obligated to pay these amounts only if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company. With respect to any criminal proceeding, the Company will be obligated to pay these amounts only if the director or officer had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

OWNERSHIP OF THE COMPANY’S SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information as of March 31, 2016 with respect to the beneficial ownership of each class of the Company’s capital stock for:

•	Each person known to the Company to beneficially own more than five percent of any class of the Company’s voting securities;
•	Each of the Company’s directors;
•	Each of the Company’s executive officers; and
•	All of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to the Company’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

The number of shares beneficially owned by a person includes shares subject to options and warrants held by that person that are currently exercisable or that become exercisable within 60 days of March 31, 2016. Percentage calculations are based on 11,455,364 shares of the Company’s common stock outstanding as of March 31, 2016, and 10,864 shares of class C special stock outstanding as of such date. Unless otherwise indicated in the notes below, the address for each of the Stockholders in the table below is c/o ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 31, 2016, the name, address and beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of shares of the Company’s common stock or class C special stock:

	Common Stock		Class C Special Stock
Name and Address	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock (%)	Shares of Class C Special Stock Beneficially Owned(1)	Percentage of Outstanding Class C Special Stock (%)
Meridian Venture Partners II, L.P.(2)	2,350,559	20.5	—	—
Consonance Capital Management LP(3)	946,489	8.3	—	—
Black Rock, Inc.(4)	882,289	7.7	—	—
Louis W. Sullivan, M.D.(5)	—	—	2,777	25.6
Hans Michael Jebsen(6)	—	—	2,777	25.6
Marcus Jebsen(7)	—	—	1,388	12.8
Angela Ho(8)	—	—	2,777	25.6

(1)	Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of common stock and class C special stock subject to options or warrants currently exercisable or exercisable within 60 days of March 31, 2016, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of common stock and class C special stock indicated. As of March 31, 2016, 11,455,364 shares of common stock and 10,864 shares of class C special stock were issued and outstanding.

(2)	Meridian Venture Partners II GP, L.P. (“GP”) is the general partner of Meridian Venture Partners II, L.P. (“MVP II”), the record holder of the securities. Meridian Venture Partners II, Co. (“MVP Corp.”) is the general partner of GP. MVP Management Company (“MVP Management”) d/b/a MVP Capital Partners, is the management company for MVP II and also renders financial and business advisory services to several of the companies in which MVP II has invested. MVP Management is described herein solely as a result of its affiliate relationship with MVP II, GP, MVP Corp. and Messrs. Brown and Penn. Robert E. Brown, Jr., a director of the Company, is the President, sole stockholder and sole director of MVP Corp., the sole stockholder, sole director and President of MVP Management, as well as a limited partner of GP and one of two principals of MVP II who are licensed by the Small Business Administration (“SBA”). SBA-licensed principals are charged with approving all investment-related decisions on behalf of small business investment companies licensed by the SBA, such as MVP II. Thomas A. Penn, a director of the Company, is a Vice President of MVP Corp., an employee of MVP Management, a limited partner of GP and one of the two SBA-licensed principals of MVP II. As such, GP, MVP Corp., Messrs. Brown and Penn may be deemed to share voting and dispositive power with respect to the shares that are held of record by MVP II. GP, MVP Corp., Messrs. Brown and Penn disclaim beneficial ownership in such shares of capital stock except to the extent of their respective pecuniary interests therein. The business address for MVP II is 259 N. Radnor-Chester Road, Suite 130, Radnor, Pennsylvania 19087.
(3)	Based solely on Schedule 13G filed by Consonance Capital Management LP on February 11, 2016. The other reporting persons on the Schedule 13G are Consonance Capital Opportunity Fund Management LP, Mitchell Blutt and Consonance Capman GP LLC. According to the Schedule 13G, Consonance Capital Management LP has a shared voting power with respect to 913,501 shares of common stock, Consonance Capital Opportunity Fund Management LP has a shared voting power with respect to 32,988 shares of common stock, Mitchell Blutt has a shared voting power with respect to 946,489 shares of common stock, and Consonance Capman GP LLC has a shared voting power with respect to 946,489 shares of common stock. According to the Schedule 13G, the address of Consonance Capital Management LP is 1370 Avenue of the Americas, Suite 3301, New York, NY 10019.
(4)	Based solely on Schedule 13G filed by Black Rock, Inc. on January 25, 2016. According to the Schedule 13G, the address of Black Rock, Inc. is 55 East 52nd Street, New York, NY 10022.
(5)	The address of Louis W. Sullivan, M.D. is c/o ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623.
(6)	The address of Hans Michael Jebsen is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong, China.
(7)	The address of Marcus Jebsen is c/o MF Jebsen International Ltd., 24/F Caroline Centre, 28 Yun Ping Road, Causeway Bay, Hong Kong, China.
(8)	The address of Angela Ho is c/o Jet Asia Ltd., 39/F Shun Tak Center, 200 Connaught Road Central, Hong Kong, China.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information concerning beneficial ownership of shares of the Company’s common stock as of March 31, 2016, with respect each of the Company’s directors and executive officers and all of the Company’s directors and executive officers as a group. The addresses of those listed below are the same as that of the Company.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock (%)
Robert E. Brown, Jr.(2)	2,366,685	20.7
Thomas A. Penn(3)	2,364,601	20.6
Tracy L. Marshbanks, Ph.D.(4)	563,976	4.9
Daniel Raynor(5)	338,224	3.0
Arthur S. Przybyl(6)	197,041	1.7
Charlotte C. Arnold(7)	55,098		*
James G. Marken(8)	48,359		*
Robert Schrepfer(9)	43,874		*
Fred Holubow(10)	23,795		*
Peter A. Lankau	1,500		*
All directors and executive officers as a group (10 persons)	3,652,594	31.6

*	Represents beneficial ownership of less than one percent.
(1)	Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of March 31, 2016, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of the common stock indicated. As of March 31, 2016, 11,455,364 shares of common stock were issued and outstanding.
(2)	These shares include 2,350,559 shares of the Company’s common stock held by Meridian Venture Partners II GP, L.P. and options held by Mr. Brown to purchase 7,016 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2016. See footnote (2) to the table above in section “Security Ownership of Certain Beneficial Owners.”
(3)	These shares include 2,350,559 shares of the Company’s common stock held by Meridian Venture Partners II GP, L.P. and options held by Mr. Penn to purchase 4,932 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2016. See footnote (2) to the table above in section “Security Ownership of Certain Beneficial Owners.”
(4)	These shares include 549,934 shares of the Company’s common stock held by First Analysis Funds and options held by Dr. Marshbanks to purchase 4,932 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2016. Dr. Marshbanks may be deemed to be the beneficial owner of shares held by the First Analysis Funds. Dr. Marshbanks disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.
(5)	These shares include 324,182 shares of the Company’s common stock held by Argentum Capital Partners II, L.P. (“ACP II”) and options held by Mr. Raynor to purchase 4,932 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2016. Mr. Raynor may be deemed to beneficially own the shares of common stock held by ACP II. Mr. Raynor disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.
(6)	These shares include options to purchase 36,720 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2016.
(7)	These shares include options to purchase 5,000 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2016.

(8)	These shares include options to purchase 2,376 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2016.
(9)	These shares include options to purchase 18,312 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2016.
(10)	These shares include options to purchase 8,262 shares of the Company’s common stock currently exercisable or exercisable within 60 days of March 31, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s officers and directors, and persons who beneficially own more than 10% of the Company’s common stock, to file with the SEC reports of ownership and changes in ownership of the Company’s common stock. To the Company’s knowledge, and based on a review of the copies of such reports filed with the SEC or provided to the Company, together with written representations from the Company’s officers and directors that no other reports were required to be filed during 2015, the Company believes that during the year ending December 31, 2015, the Company’s executive officers, directors and Stockholders who beneficially own more than 10% of the Company’s common stock filed on a timely basis all reports due under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s Board of Directors has delegated to the Audit and Finance Committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related party transactions. If it is not feasible for the Audit and Finance Committee to take an action with respect to a proposed related party transaction, the Company’s Board or another committee of the Company’s Board, may approve or ratify it. No member of the Company’s Board or any committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.

The Company’s policy defines a “related party transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest.

Prior to entering into or amending any related party transaction, the party involved must provide notice to the Company’s finance department of the facts and circumstances of the proposed transaction, including:

•	The related party’s relationship to the Company and his or her interest in the transaction;
•	The material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;
•	The purpose and benefits of the proposed related party transaction with respect to the Company;
•	If applicable, the availability of other sources of comparable products or services; and
•	An assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If the Company’s finance department determines the proposed transaction is a related party transaction and the amount involved will or may be expected to exceed $10,000 in any calendar year, the proposed transaction is submitted to the Audit and Finance Committee for its prior review and approval or ratification. In determining whether to approve or ratify a proposed related party transaction, the Audit and Finance Committee will consider, among other things, the following:

•	The purpose of the transaction;
•	The benefits of the transaction to the Company;
•	The impact on a director’s independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, stockholder or executive officer;
•	The availability of other sources for comparable products or services;
•	The terms of the transaction; and
•	The terms available to unrelated third parties or to employees generally.

Related party transactions that involve $10,000 or less must be disclosed to the Audit and Finance Committee but are not required to be approved or ratified by the Audit and Finance Committee.

The Company also produces quarterly reports to the Audit and Finance Committee of any amounts paid or payable to, or received or receivable from, any related party. These reports allow the Company to identify any related party transactions that were not previously approved or ratified. In that event, the transaction will be promptly submitted to the Audit and Finance Committee for consideration of all the relevant facts and circumstances, including those considered when a transaction is submitted for pre-approval. Under the Company’s policy, certain related party transactions as defined under the policy, such as certain transactions not requiring disclosure under the rules of the SEC, will be deemed to be pre-approved by the Audit and Finance Committee and will not be subject to these procedures.

There were no related party transactions for the Company during the fiscal year ended December 31, 2015, and as of the latest practicable date before the printing of this proxy statement, there were no related party transactions in 2016.

OTHER MATTERS

Householding

The SEC has adopted rules that permit companies and intermediaries, including brokers, banks and other nominee record holders, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those Stockholders. This process, which is commonly referred to as “householding,” is designed to reduce duplicative mailings and save significant printing and processing costs as well as natural resources.

The Company will deliver promptly to any Stockholder upon written or oral request, a separate copy of the proxy statement and annual report to a Stockholder at a shared address to which a single copy of the documents was delivered. A Stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a written request to ANI Pharmaceuticals, Inc., Attn: Charlotte C. Arnold, 210 Main Street West, Baudette, Minnesota 56623. Stockholders can also obtain copies of the proxy statement and annual report on the Company’s website or on the SEC’s website. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all Stockholders at the shared address in the future.

Annual Report

The Company’s Annual Report on Form 10-K for the year ended December 31, 2015 is included with these proxy solicitation materials. A copy of the Company’s Annual Report, including the financial statements included therein, is also available without charge by visiting the Company’s website, www.anipharmaceuticals.com, or upon written request to ANI Pharmaceuticals, Inc., Attn: Investor Relations, 210 Main Street West, Baudette, Minnesota 56623.

Stockholder Proposals

Stockholder proposals intended to be presented in the Company’s proxy materials relating to its next annual meeting of Stockholders must have been received by the Company on or before January 26, 2017, unless the date of the annual meeting in 2017 is delayed by more than 30 calendar days from the first anniversary of the Annual Meeting, and must satisfy the requirements of the proxy rules promulgated by the SEC.

Any other Stockholder proposals to be presented at the Company’s next annual meeting of Stockholders must be given in writing to the Company’s Chief Financial Officer and received at the Company’s principal executive offices not later than February 25, 2017 nor earlier than January 26, 2017; provided, however, that in the event that the annual meeting is not held within thirty calendar days before or after May 25, 2017, to be timely, notice by the Stockholder must be received not later than the close of business on the tenth calendar day following the date on which the first public announcement of the date of the annual meeting was made.

For a proposal to be presented at the annual meeting, the proposal must contain specific information required by the Company’s bylaws, a copy of which may be obtained by accessing the SEC’s EDGAR filing database at www.sec.gov, the Company’s website at www.anipharmaceuticals.com, or by writing to the Company’s Chief Financial Officer. If a proposal is not timely and properly made in accordance with the procedures set forth in the Company’s bylaws, it will be defective and may not be brought before the meeting. If the proposal nonetheless is brought before the annual meeting and the Chair of the annual meeting does not exercise the power and duty to declare the proposal defective, the persons named in the proxy may use their discretionary voting with respect to the proposal.

Director Nominations

In accordance with procedures set forth in the Company’s bylaws, the Company’s Stockholders may propose nominees for election to the Company’s Board only after providing timely written notice to the Company’s Chief Financial Officer. To be timely, a Stockholder’s notice in the case of a regular annual meeting must have been delivered to or mailed and received at the Company’s principal executive offices on or before February 25, 2017 but not earlier than January 26, 2017; provided, however, that in the event that the annual meeting is not held within thirty days before or after May 25, 2017, to be timely, notice by the Stockholder must be received not later than the close of business on the tenth day following the date on which the first public announcement of the date of the annual meeting was made. In the case of a special meeting of Stockholders called for the purpose of electing directors, to be timely a Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the tenth day following the date on which the first public announcement of the date of the special meeting was made.

The notice must set forth, among other things:

•	The nominee’s name, age, business address and residence address;
•	The nominee’s principal occupation or employment;
•	The class and number of shares of the Company’s capital stock which are beneficially owned by the nominee; and
•	Any other information concerning the nominee required under the rules of the SEC in a proxy statement soliciting proxies for the election of directors.

Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. The nominating and corporate governance committee will consider only those Stockholder recommendations whose submissions comply with these procedural requirements. The nominating and corporate governance committee will evaluate candidates recommended by Stockholders in the same manner as those recommended by others.

By Order of the Board of Directors,

Arthur S. Przybyl
President and Chief Executive Officer

April 14, 2016
Baudette, Minnesota

ANI PHARMACEUTICALS, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the ANI Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan.

1. Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.  As used herein, the following definitions shall apply:

(a) “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(b) “Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means ANI Pharmaceuticals, Inc., a Delaware corporation.

(g) “Compensation” means an Employee’s base wages or base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base wages or base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(h) “Corporate Transaction” means any of the following transactions:

(1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(2) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(3) the complete liquidation or dissolution of the Company;

(4) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(5) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(i) “Designated Parents or Subsidiaries” means the Parents or Subsidiaries which have been designated by the Administrator from time to time as eligible to participate in the Plan. For the avoidance of doubt, as of the Effective Date there are no Designated Parents or Subsidiaries.

(j) “Effective Date” means July 1, 2016. However, should any Designated Parent or Subsidiary become a participating company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

(k) “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

(l) “Enrollment Date” means the first day of each Offer Period.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Date” means the last day of each Purchase Period.

(o) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(2) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(3) In the absence of an established market for the Common Stock of the type described in (1) and (2), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(p) “Offer Period” means an Offer Period established pursuant to Section 4 hereof.

(q) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r) “Participant” means an Employee of the Company or Designated Parent or Subsidiary who is actively participating in the Plan.

(s) “Plan” means this ANI Pharmaceuticals, Inc. 2016 Employee Stock Purchase Plan.

(t) “Purchase Period” means a period of approximately six months, commencing on January 1 and July 1 of each year and terminating on the next following June 30 or December 31, respectively.

(u) “Purchase Period” means a period specified as such pursuant to Section 4(b) hereof.

(v) “Purchase Price” shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(w) “Reserves” means the sum of the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(x) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Eligibility.

(a) General.  Any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Offer Period commencing with such Enrollment Date.

(b) Limitations on Grant and Accrual.  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

(c) Other Limits on Eligibility.  Notwithstanding Subsection (a), above, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for not more than five months in any calendar year; (iii) Employees who have been employed for fewer than twelve months; and (iv) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan.

4. Offer Periods.

(a) The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The maximum duration of an Offer Period shall be twenty-seven (27) months. Initially, the Plan shall be implemented through overlapping Offer Periods of twenty-four (24) months’ duration commencing each January 1 and July 1 following the Effective Date (except that the initial Offer Period shall commence on the Effective Date and shall end on December 31, 2017).

(b) A Participant shall be granted a separate option for each Offer Period in which he or she participates. The option shall be granted on the Enrollment Date and shall be automatically exercised in successive installments on the Exercise Dates ending within the Offer Period.

(c) If on the first day of any Purchase Period in an Offer Period in which a Participant is participating, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Enrollment Date of the Offer Period (after taking into account any adjustment during the Offer Period pursuant to Section 18(a)), the Offer Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Offer Period which has its first Purchase Period commencing on that date, provided the Participant is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

(d) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

5. Participation.

(a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan (or such other form or method (including electronic forms) as the Administrator may designate from time to time) and filing it with the designated payroll office of the Company at least ten (10) business days prior to the Enrollment Date for the Offer Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Administrator for all eligible Employees with respect to a given Offer Period.

(b) Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Enrollment Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

6. Payroll Deductions.

(a) At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Offer Period.

(b) All payroll deductions made for a Participant shall be credited to the Participant’s account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c) A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by completing and filing with the Company a change of status notice in the form of Exhibit B to this Plan (or such other form or method (including electronic forms) as the Administrator may designate from time to time) authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant’s payroll deductions shall be effective with the first full payroll period commencing ten (10) business days after the Company’s receipt of the change of status notice unless the Company elects to process a given change in participation more quickly. A Participant’s subscription agreement (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions shall be decreased to 0%. Payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement, as amended, at the time when permitted under Section 423(b)(8) of the Code and Section 3(b) herein, unless such participation is sooner terminated by the Participant as provided in Section 10.

7. Grant of Option.  On the Enrollment Date, each Participant shall be granted an option to purchase (at the applicable Purchase Price) 750 shares of the Common Stock, subject to adjustment as provided in Section 18 hereof; provided (i) that such option shall be subject to the limitations set forth in Sections 3(b), 6 and 12 hereof, and (ii) the maximum number of shares of Common Stock a Participant shall be permitted to purchase in any Purchase Period shall be 750 shares, subject to adjustment as provided in Section 18 hereof. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Offer Period.

8. Exercise of Option.  Unless a Participant withdraws from the Plan as provided in Section 10, below, the Participant’s option for the purchase of shares will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant’s account to purchase the number of full shares subject to the option by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full share shall be carried over to the next Purchase Period or Offer Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. Notwithstanding the foregoing, any amount remaining in a Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, above, shall be returned to the Participant and shall not be carried over to the next Offer Period or Purchase Period. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by the Participant.

9. Delivery.  Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares purchased upon exercise of the Participant’s option; provided that the Company shall not be required to issue such a certificate if the Participant’s ownership of applicable shares is appropriately noted in the electronic records of the Company and/or its keeper of stockholder records.

10. Withdrawal; Termination of Employment.

(a) A Participant may either (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s option under the Plan or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan (or such other form or method (including electronic forms) as the Administrator may designate from time to time). If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant’s option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s option on the next Exercise Date, and after such Exercise Date, such Participant’s option for the Offer Period will be automatically terminated. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant delivers to the Company a new subscription agreement.

(b) Upon termination of a Participant’s employment relationship (as described in Section 2(k)) at a time more than three (3) months from the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s option will be automatically terminated. Upon termination of a Participant’s employment relationship (as described in Section 2(k)) within three (3) months of the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the option will be applied to the purchase of Common Stock on the next Exercise Date, unless the Participant (or in the case of the Participant’s death, the person or persons entitled to the Participant’s account balance under Section 14) withdraws from the Plan by submitting a change of status notice in accordance with subsection (a) of this Section 10. In such a case, no further payroll deductions will be credited to the Participant’s account following the Participant’s termination of employment and the Participant’s option under the Plan will be automatically terminated after the purchase of Common Stock on the next scheduled Exercise Date.

11. Interest.  No interest shall accrue on the payroll deductions credited to a Participant’s account under the Plan.

12. Stock.

(a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 229,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the Administrator determines that on a given Exercise Date the number of shares with respect to which options are to be exercised may exceed (x) the number of shares then available for sale under the Plan or (y) the number of shares available for sale under the Plan on the Enrollment Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Enrollment Dates or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine to be equitable, and shall either continue all Offer Periods then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19, below.

(b) A Participant will have no interest or voting right in shares covered by the Participant’s option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

13. Administration.  The Plan shall be administered by the Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

14. Designation of Beneficiary.

(a) Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant (and the Participant’s spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the Participant’s spouse, or if no spouse of the Participant is known to exist or survive the Participant, to the estate of the Participant.

15. Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Administrator may treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

16. Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports.  Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

(b) Corporate Transactions.  In the event of a proposed Corporate Transaction, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator shall notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that either:

(1) the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or

(2) the Company shall pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the difference in the Fair Market Value of the shares subject to the option and the Purchase Price due had the Participant’s option been exercised automatically under Subsection (b)(i) above.

(c) For purposes of this Subsection, an option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of option comparability shall be made by the Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

19. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that the Plan or any one or more Offer Periods may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or any Purchase Period then in progress if the Administrator determines that the termination of the Plan or such one ore more Offer Periods is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which materially and adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “materially and adversely affected,” the Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan.

20. Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

21. Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws. In addition, no options shall be exercised or shares issued hereunder before the Plan shall have been approved by stockholders of the Company as provided in Section 23.

22. Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 19.

23. Stockholder Approval.  Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

24. No Employment Rights.  The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

25. No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

26. Effect of Plan.  The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

27. Governing Law.  The Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the internal laws of the State of Delaware are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

28. Dispute Resolution.  The provisions of this Section 28 (and as restated in the Subscription Agreement) shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the “parties”), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the Southern District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New York state court in New York, New York) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

Exhibit A

ANI PHARMACEUTICALS, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Effective with the Offer Period beginning on:
☐ January 1, 20 or ☐ July 1, 20

1.	Personal Information

Legal Name (Please Print)

           (Last)          (First)          (MI)                 Location                 Department

Street Address

                                                          Daytime Telephone

City, State/Country, Zip

                                                          E-Mail Address

Social Security No.    —   —     Employee I.D. No.

2.	Eligibility. Any Employee whose customary employment is more than 20 hours per week and more than five months per calendar year, who has been an Employee for more than 12 months and who does not hold (directly or indirectly) five percent (5%) or more of the combined voting power of the Company, a parent or a subsidiary, whether in stock or options to acquire stock is eligible to participate in the ANI Pharmaceuticals 2016 Employee Stock Purchase Plan (the “ESPP”); provided, however, that Employees who are subject to the rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the ESPP are not eligible to participate.
3.	Definitions. Each capitalized term in this Subscription Agreement shall have the meaning set forth in the ESPP.
4.	Subscription. I hereby elect to participate in the ESPP and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the ESPP. I have received a complete copy of the ESPP and a prospectus describing the ESPP and understand that my participation in the ESPP is in all respects subject to the terms of the ESPP. The effectiveness of this Subscription Agreement is dependent on my eligibility to participate in the ESPP.
5.	Payroll Deduction Authorization. I hereby authorize payroll deductions from my Compensation during the Offer Period in the percentage specified below (payroll reductions may not exceed 10% of Compensation nor $21,250 per calendar year) (circle only one):

1%	2%	3%	4%	5%	6%	7%	8%	9%	10%
6.	ESPP Accounts and Purchase Price. I understand that all payroll deductions will be credited to my account under the ESPP. No additional payments may be made to my account. No interest will be credited on funds held in the account at any time including any refund of the account caused by withdrawal from the ESPP. All payroll deductions shall be accumulated for the purchase of Company Common Stock at the applicable Purchase Price determined in accordance with the ESPP.
7.	Withdrawal and Changes in Payroll Deduction. I understand that I may discontinue my participation in the ESPP at any time prior to an Exercise Date as provided in Section 10 of the ESPP, but if I do not withdraw from the ESPP, any accumulated payroll deductions will be applied automatically to purchase Company Common Stock. I may increase or decrease the rate of my payroll deductions in whole percentage increments to not less than one percent (1%) on one occasion during any Purchase Period by completing and timely filing a Change of Status Notice. Any increase or decrease will be effective for the full payroll period occurring after ten (10) business days from the Company’s receipt of the Change of Status Notice.
8.	Perpetual Subscription. I understand that this Subscription Agreement shall remain in effect for successive Offer Periods until I withdraw from participation in the ESPP, or termination of the ESPP.

9.	Taxes. I have reviewed the ESPP prospectus discussion of the federal tax consequences of participation in the ESPP and consulted with tax consultants as I deemed advisable prior to my participation in the ESPP. I hereby agree to notify the Company in writing within thirty (30) days of any disposition (transfer or sale) of any shares purchased under the ESPP if such disposition occurs within two (2) years of the Enrollment Date (the first day of the Offer Period during which the shares were purchased) or within one (1) year of the Exercise Date (the date I purchased such shares), and I will make adequate provision to the Company for foreign, federal, state or other tax withholding obligations, if any, which arise upon the disposition of the shares. In addition, the Company may withhold from my Compensation any amount necessary to meet applicable tax withholding obligations incident to my participation in the ESPP, including any withholding necessary to make available to the Company any tax deductions or benefits contingent on such withholding.
10.	Dispute Resolution. The provisions of this Section 10 and Section 28 of the ESPP shall be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and I, or our respective successors (the “parties”), shall attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the Company and I agree that any suit, action, or proceeding arising out of or relating to the Plan shall be brought in the United States District Court for the Southern District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in a New York state court in New York, New York) and that we shall submit to the jurisdiction of such court. The Company and I irrevocably waive, to the fullest extent permitted by law, any objection we may have to the laying of venue for any such suit, action or proceeding brought in such court. THE COMPANY AND I ALSO EXPRESSLY WAIVE ANY RIGHT WE HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 10 or Section 28 of the ESPP shall for any reason be held invalid or unenforceable, it is the specific intent of the Company and I that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.
11.	Designation of Beneficiary. In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP:

        ☐  I am single          ☐  I am married

Beneficiary (please print)   Relationship to Beneficiary

                        (Last)                  (First)                (MI)

Street Address

City, State/Country, Zip

12.	Termination of ESPP. I understand that the Company has the right, exercisable in its sole discretion, to amend or terminate the ESPP at any time, and a termination may be effective as early as an Exercise Date, including the establishment of an alternative date for an Exercise Date within each outstanding Offer Period.

Date:    Employee Signature:

spouse’s signature (required if beneficiary is not your spouse)

Exhibit B

ANI PHARMACEUTICALS, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN
CHANGE OF STATUS NOTICE

Participant Name (Please Print)

Social Security Number

☐	Withdrawal From ESPP

I hereby withdraw from the ANI Pharmaceuticals, Inc. Employee Stock Purchase Plan (the “ESPP”) and agree that my option under the applicable Offer Period will be automatically terminated and all accumulated payroll deductions credited to my account will be refunded to me or applied to the purchase of Common Stock depending on the alternative indicated below. No further payroll deductions will be made for the purchase of shares in the applicable Offer Period and I shall be eligible to participate in a future Offer Period only by timely delivery to the Company of a new Subscription Agreement. (Choose one alternative below.

☐	Withdrawal and Purchase of Common Stock

Payroll deductions will terminate, but your account balance will be applied to purchase Common Stock on the next Exercise Date. Any remaining balance will be refunded.

☐	Withdrawal Without Purchase of Common Stock

Entire account balance will be refunded to me and no Common Stock will be purchased on the next Exercise Date provided this notice is submitted to the Company ten (10) business days prior to the next Exercise Date.

☐	Change in Payroll Deduction

I hereby elect to change my rate of payroll deduction under the ESPP as follows (select one):

Percentage to be Deducted (circle one):	1%	2%	3%	4%	5%	6%	7%	8%	9%	10%

An increase or a decrease in payroll deduction will be effective for the first full payroll period commencing no fewer than ten (10) business days following the Company’s receipt of this notice, unless this change is processed more quickly.

☐  Change of Beneficiary         ☐  I am single               ☐  I am married

This change of beneficiary shall terminate my previous beneficiary designation under the ESPP. In the event of my death, I hereby designate the following person or trust as my beneficiary to receive all payments and shares due to me under the ESPP:

Beneficiary (please print)   Relationship (if any)

                        (Last)                  (First)                (MI)

Street Address

City, State/Country, Zip

Date:    Employee Signature:

spouse’s signature (if new beneficiary is not your spouse)

*** Exercise Your *Right* to Vote ***

ANI PHARMACEUTICALS, INC.

ANI PHARMACEUTICALS, INC.
210 MAIN STREET WEST
BAUDETTE, MN 56623

E05310-P76872-Z67473

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 28, 2016
Date: May 25, 2016 **Time:** 10:00 AM EDT
Location: ANI Pharmaceuticals, Inc.
Finance Office
1007 N. Orange Street, Suite 235
Wilmington, DE 19801

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Annual Report on Form 10-K

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 11, 2016 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E05311-P76872-Z67473

Voting Items

The Board of Directors recommends you vote "FOR" the following nominees:

1. Election of Directors

   Nominees:

   01) Robert E. Brown, Jr.
   02) Arthur S. Przybyl
   03) Fred Holubow
   04) Peter A. Lankau
   05) Tracy L. Marshbanks, Ph.D.
   06) Thomas A. Penn
   07) Daniel Raynor

The Board of Directors recommends you vote "FOR" proposals 2 and 3.

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS CONTRADICTORY INSTRUCTIONS ARE PROPERLY GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

E05312-P76872-Z67473

ANI PHARMACEUTICALS, INC.
210 MAIN STREET WEST
BAUDETTE, MN 56623

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E05308-P76872-Z67473

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANI PHARMACEUTICALS, INC.

The Board of Directors recommends you vote "FOR" the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert E. Brown, Jr.
02) Arthur S. Przybyl
03) Fred Holubow
04) Peter A. Lankau
05) Tracy L. Marshbanks, Ph.D.
06) Thomas A. Penn
07) Daniel Raynor

The Board of Directors recommends you vote "FOR" proposals 2 and 3.

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. UNLESS CONTRADICTORY INSTRUCTIONS ARE PROPERLY GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K of ANI Pharmaceuticals, Inc. are available at www.proxyvote.com.

E05309-P76872-Z67473

Proxy Card
Annual Meeting of Stockholders
to be held May 25, 2016
ANI PHARMACEUTICALS, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledge(s) receipt of a Notice of the Annual Meeting of Stockholders to be held on May 25, 2016, the accompanying Proxy Statement and the Annual Report for the year ended December 31, 2015. The undersigned further hereby appoint(s) Charlotte C. Arnold and Arthur S. Przybyl, each with power to act as proxy and attorney-in-fact and hereby authorizes each of them to represent and vote, as provided on the other side, all the voting shares of ANI Pharmaceuticals, Inc. that the undersigned is entitled to vote and, in his or her discretion, to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

Address Changes/Comments: ____

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side